DEAN HELLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

FILED # C10849-04

APR 23 2004

IN THE OFFICE OF
DEAN HELLER, SECRETARY OF STATE

Articles of Incorporation
(PURSUANT TO NRS 78)

Important. Read attached instructions before completing form.

ABOVE SPACE IS FOR OFFICE USE ONLY

1. **Name of Corporation:**	SILVER MOUNTAIN MINES
2. **Resident Agent Name and Street Address:** (must be a Nevada address where process may be served)	The Nevada Agency and Trust Company #19177 Name Suite 880, 50 West Liberty Street — Reno — NEVADA 89501 Street Address — City — Zip Code Optional Mailing Address — City — State — Zip Code
3. **Shares:** (number of shares corporation authorized to issue)	Number of shares with par value: 100,000,000 — Par value: $ 0.001 — Number of shares without par value: None
4. **Names & Addresses, of Board of Directors/Trustees:** (attach additional page there is more than 3 directors/trustees)	1. Richard Luxford Name 3484 Dieppe Drive — Vancouver — B.C. — V5M 4C7 Street Address — City — State — Zip Code 2. Name Street Address — City — State — Zip Code 3. Name Street Address — City — State — Zip Code
5. **Purpose:** (optional-see instructions)	The purpose of this Corporation shall be:
6. **Names, Address and Signature of Incorporator.** (attach additional page there is more than 1 incorporator)	Richard Luxford — [signature] Name — Signature 3484 Dieppe Drive — Vancouver — B.C. — V5M 4C7 Address — City — State — Zip Code
7. **Certificate of Acceptance of Appointment of Resident Agent:**	I hereby accept appointment as Resident Agent for the above named corporation. [signature] — MARCH 31, 2004 Authorized Signature of R. A. or On Behalf of R. A. Company — Date

AMANDA CARDINALLI, PRESIDENT

This form must be accompanied by appropriate fees. See attached fee schedule.

ARTICLES OF INCORPORATION

Of

SILVER MOUNTAIN MINES
A Nevada Corporation

KNOW ALL MEN BY THESE PRESENTS:

That I, the Undersigned, for the purpose of forming a corporation under the Laws of the State of Nevada, relating to the General Corporation Law.

I DO HEREBY CERTIFY THAT:

FIRST: The name of the corporation shall be:

SILVER MOUNTAIN MINES

SECOND: The address of The Nevada Agency and Trust Company, resident agent and Agent for Service of Process of this corporation, is to be located at Suite 880, Bank of America Plaza, 50 West Liberty Street, Reno, Nevada 89501.

THIRD: This Corporation is authorized to carry on any lawful business or enterprise. This corporation may conduct all or any part of its business and may hold, purchase, mortgage, lease and convey real and/or personal property, anywhere in the world.

FOURTH: The authorized capital stock of this corporation is ONE HUNDRED MILLION (100,000,000) common shares with a par value of $0.001 per share. The common shares of this corporation are non assessable. The board of directors has the authority to prescribe, by resolution, the classes, series, number of each class and series, voting powers, designations, preferences, limitations, restrictions and relative rights of each class and series of stock.

FIFTH: The members of the governing board of this corporation shall be styled as directors over the age of eighteen (18) and their number shall be not less than one nor more than

ten. The initial director of the corporation shall be one, and the name and address of the initial director is:

Richard Luxford
3484 Dieppe Drive
Vancouver, B.C.
V5M 4C7

SIXTH: The name and address of the incorporator is as follows:

Richard Luxford
3484 Dieppe Drive
Vancouver, B.C.
V5M 4C7

SEVENTH: The period of existence of this corporation shall be perpetual.

EIGHTH: No director, officer or shareholder of this corporation shall have personal liability for damages for breach of any fiduciary duty as a director or officer to the corporation, its shareholders or any other person except for:

(a) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law;

or

(b) the payment of dividends in violation of NRS78.300

I, THE UNDERSIGNED, FOR THE PURPOSE OF FORMING A CORPORATION UNDER THE LAWS OF THE STATE OF NEVADA, DO MAKE, FILE AND RECORD THIS CERTIFICATE, AND CERTIFY THAT THE FACTS STATED ARE TRUE AND I HAVE ACCORDINGLY SET MY HAND AND SEAL THIS DAY: MARCH 25, 2004.

RW Luxford

Richard Luxford